January 9, 2017	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 082961-0137

Hennessy Funds Trust 7250 Redwood Blvd. Suite 200 Novato, California 94945
Ladies and Gentlemen:

We have acted as counsel for Hennessy Funds Trust (the “Trust”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Trust shares of beneficial interest, no par value (such shares of beneficial interest being hereinafter referred to as the “Shares”), pursuant to an Agreement and Plan of Reorganization (the “Agreement”), by and between the Trust, for itself and on behalf of its series, the Hennessy Large Value Fund and the Trust, for itself and on behalf of its series, the Hennessy Cornerstone Value Fund (the “Cornerstone Value Fund”), in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”).  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion on our review of the following:

(a)
the Trust’s Certificate of Trust (the “Certificate of Trust”) as filed with the Delaware Secretary of State on September 17, 1992, and the amendment thereto filed with the Delaware Secretary of State on July 1, 2005, certified to us by an officer of the Trust as being a true and correct copy of the Certificate of Trust and in effect on the date hereof;

(b)
the Trust’s Amended and Restated Trust Instrument dated December 8, 2008 (the “Trust Instrument”), certified to us by an officer of the Trust as being a true and correct copy of the Trust Instrument and in effect on the date hereof;

(c)	the Trust’s Bylaws (the “Bylaws”) certified to us by an officer of the Trust as being a true and correct copy of the Bylaws and in effect on the date hereof;
(d)
the unanimous written consent action of the Trust’s Board of Trustees dated December 27, 2016, authorizing the filing of the registration statement on Form N-14, approving the issuance of Shares and approving the Agreement, certified to us by an officer of the Trust as being true and complete and in full force and effect through the date hereof;

(e)	a copy of the Registration Statement as filed with the Securities and Exchange Commission on Form N-14; and
(f)	a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware as reflected in Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and reported judicial decisions interpreting that law.  We are not licensed to practice law in the State of Delaware.  We express no opinion as to the applicability or effect of the law of any jurisdiction other than that of the United States of America and the Delaware Statutory Trust Act, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement, in the Agreement, and in accordance with the Certificate of Trust, (ii) all consideration for the Shares issued by the Cornerstone Value Fund will be actually received by the Cornerstone Value Fund, and (iii) all applicable securities laws will be complied with and the Registration Statement with respect to the offering of Shares will be effective, then it is our opinion that, when issued and sold by the Cornerstone Value Fund, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered solely for the benefit of the Trust and its shareholders in connection with the Registration Statement on Form N-14 with respect to the Fund and may not be otherwise quoted or relied upon by any other person, firm, corporation or other entity, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP